UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

September 30, 2010

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On September 30, 2010, Energen Corporation’s oil and gas subsidiary, Energen Resources, closed on its previously announced purchase of certain Permian Basin assets in the Wolfberry Trend for a cash price of approximately $188 million (subject to closing adjustments). The bulk of the acquisition’s 8,700 net acres is located in Martin County, Texas, in a prime location for Wolfberry development. The Permian Basin in West Texas is one of the oldest producing oil basins in the United States and ERC’s second largest area of operation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

October 4, 2010	By /s/ Charles W. Porter, Jr.
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer of Energen Corporation

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